                                                                     Exhibit 4.7

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                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                            ORION CAPITAL CORPORATION

                          DATED AS OF JANUARY 13, 1997

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
                               TABLE OF CONTENTS


ARTICLE I.   DEFINITIONS AND INTERPRETATION                                        Page

         SECTION 1.1.   Definitions and Interpretation...........................    2

ARTICLE II.  TRUST INDENTURE ACT

         SECTION 2.1.   Trust Indenture Act; Application.........................    7
         SECTION 2.2.   List of Holders of Securities............................    7
         SECTION 2.3.   Reports by the Capital Securities
                          Guarantee Trustee......................................    7
         SECTION 2.4.   Periodic Reports to Capital
                          Securities Guarantee Trustee...........................    8
         SECTION 2.5.   Evidence of Compliance with
                          Conditions Precedent...................................    8
         SECTION 2.6.   Events of Default; Waiver................................    8
         SECTION 2.7.   Event of Default; Notice.................................    9
         SECTION 2.8.   Conflicting Interests....................................    9

ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE
             CAPITAL SECURITIES GUARANTEE TRUSTEE

         SECTION 3.1.   Powers and Duties of the Capital
                          Securities Guarantee Trustee...........................    9
         SECTION 3.2.   Certain Rights of Exchange Capital
                          Securities Guarantee Trustee...........................   12
         SECTION 3.3.   Not Responsible for Recitals or
                          Issuance of Capital Securities
                          Guarantee..............................................   15

ARTICLE IV.  CAPITAL SECURITIES GUARANTEE TRUSTEE

         SECTION 4.1.   Capital Securities Guarantee
                          Trustee; Eligibility...................................   15
         SECTION 4.2.   Appointment, Removal and Resignation
                          of Capital Securities
                          Guarantee Trustee......................................   16

ARTICLE V.   GUARANTEE

         SECTION 5.1.   Guarantee................................................   17
         SECTION 5.2.   Waiver of Notice and Demand..............................   17
         SECTION 5.3.   Obligations Not Affected.................................   18
         SECTION 5.4.   Rights of Holders........................................   19
         SECTION 5.5.   Guarantee of Payment.....................................   19

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
         SECTION 5.6.   Subrogation..............................................   19
         SECTION 5.7.   Independent Obligations..................................   20

ARTICLE VI.  LIMITATION OF TRANSACTION; SUBORDINATION

         SECTION 6.1.   Limitation of Transactions...............................   20
         SECTION 6.2.   Ranking..................................................   21

ARTICLE VII. TERMINATION

         SECTION 7.1.   Termination..............................................   22

ARTICLE VIII. INDEMNIFICATION

         SECTION 8.1.   Exculpation..............................................   22
         SECTION 8.2.   Indemnification..........................................   23

ARTICLE IX.  MISCELLANEOUS

         SECTION 9.1.   Successors and Assigns...................................   24
         SECTION 9.2.   Amendments...............................................   24
         SECTION 9.3.   Notices..................................................   24
         SECTION 9.4.   Benefit..................................................   26
         SECTION 9.5.   Governing Law............................................   26

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
                     CAPITAL SECURITIES GUARANTEE AGREEMENT


                  This EXCHANGE CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of January 13, 1997, delivered by Orion Capital Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Orion Capital Trust I, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 13, 1997, the Guarantor as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 125,000 capital securities, having an aggregate liquidation amount of $125,000,000, such capital securities being designated as the 8.73% Capital Securities (collectively the "Capital Securities");

                  WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor has executed and delivered a guarantee agreement with substantially identical terms to this Capital Securities Guarantee, for the benefit of the holders of the Original Capital Securities (as defined herein) (the "Original Capital Securities Guarantee") and a guarantee agreement, with substantially identical terms to this Capital Securities Guarantee, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinate to the rights of holders of Capital Securities and the Original Capital Securities to receive Guaranty Payments under this Capital Securities Guarantee and the Original Capital Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation

                  In this Capital Securities Guarantee, unless the context otherwise requires:

                  (a) Capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) Terms defined in the Declaration as at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee unless otherwise defined in this Capital Securities Guarantee;

                  (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

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                  "Affiliate" shall mean, with respect to a specified Person,
(a) any Person directly or indirectly owning, controlling or holding the power to vote 20% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 20% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person,
(c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, and (d) a partnership in which the specified Person is a general partner; provided, however, that Intercargo Corporation shall not be deemed to be an Affiliate of the Company or Orion Capital Trust I.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

                  "Original Capital Securities: means the $125,000,000 aggregate principal amount of 8.73% Capital Securities (liquidation amount $1.00 per Capital Security) issued by the Issuer January 13, 1997.

                  "Capital Securities Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee Agreement and thereafter means each such Successor Capital Securities Guarantee Trustee.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" means the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286.

                  "Covered Person" means any Holder or beneficial owner of Capital Securities.

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                  "Debentures" means the series of subordinated debt securities of the Guarantor designated the 8.73% Junior Subordinated Deferrable Interest Debentures due January 1, 2037 held by the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Exchange Debentures" means the series of subordinated debt securities of the Guarantor designated the 8.73% Exchange Junior Subordinated Deferrable Interest Debentures due January 1, 2037 held by the Property Trustee (as defined in the Declaration) of the Issuer.

                  "Event of Default" means a default by the Guarantor on any of its payments or other obligations under this Capital Securities Guarantee.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer. If an Event of Default (as defined in the Indenture) has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities shall be made until the Holders of Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Capital Securities Guarantee.

                  "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities;

provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Capital Securities Guarantee Trustee, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

                  "Indenture" means the Indenture, dated as of January 13, 1997, between the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee.

                  "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.

                  "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President (however designated), the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Debentures" means only those junior subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), which are in each case similar to the Issuer.

                  "Other Guarantees" means any guarantee now or hereafter to be entered into by the Guarantor in respect to any capital securities or common securities of any other trust similar to the Issuer, or of any trustee of such trust, or of a partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" when used with respect to the Capital Securities Guarantee Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer or assistant officer of the Capital Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Successor Capital Securities Guarantee Trustee" means a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

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                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application

                  This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and if and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2 List of Holders of Securities

                  (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addressees of the Holders of the Capital Securities ("List of Holders") as of such date, (i) within one Business Day after each record date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time when the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

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
SECTION 2.3 Reports by the Capital Securities Guarantee Trustee

                  On or before January 10 of each year, commencing January 10, 1998, the Capital Securities Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to Capital Securities Guarantee Trustee

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5 Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6 Events of Default; Waiver

                  The Holders of a Majority in Liquidation Amount of
Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Event of Default; Notice

                  (a) The Capital Securities Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this Capital Securities Guarantee, mail by first class postage prepaid, to all Holders of the Capital Securities, notices of all defaults actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Capital Securities.

                  (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8 Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

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
                                   ARTICLE III

                        POWERS, DUTIES AND RIGHTS OF THE
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Capital Securities Guarantee Trustee

                  (a) This Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders, and the Capital Securities Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee upon acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders.

                  (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

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
                  (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                  Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                  of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

                           (ii) the Capital Securities Guarantee Trustee shall
not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Capital Securities Guarantee Trustee shall
not be liable with respect to any action taken

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
or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee; and

                           (iv) no provision of this Capital Securities
Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2 Certain Rights of Capital Securities Guarantee Trustee

                  (a) Subject to the provisions of Section 3.1:

                           (i) The Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

                           (iii) Whenever, in the administration of this Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request evidence as to such matter from the Guarantor, which evidence shall be promptly delivered by the Guarantor.

                           (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                           (v) The Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

                           (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee in the case of an Event of Default.

                           (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee so to act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

                           (x) Whenever in the administration of this Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Capital Securities,
         (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                           (xi) The Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

                  (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Capital Securities
            Guarantee

                  The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.


                                   ARTICLE IV

                      CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1 Capital Securities Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Capital Securities Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
         Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible so to act under Section 4.1(a), the Capital Securities Guarantee Trust shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Capital Securities Guarantee
            Trustee

                  (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor.

                  (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without the need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

                  (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

                  (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

                  (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.


                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1 Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the

Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3 Obligations Not Affected

                  (a) The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                           (i) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

                           (ii) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                           (iii) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                           (vi) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                           (v) any invalidity of, or defect or deficiency in, the Capital Securities;

                           (vi) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                           (vii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  (b) There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Rights of Holders

                  (a) The Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee.

                  (b) If the Capital Securities Guarantee Trustee fails to enforce this Capital Securities Guarantee, any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5 Guarantee of Payment

                  This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6 Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7 Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a)(i) through (vii), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI

                    LIMITATION OF TRANSACTION; SUBORDINATION

SECTION 6.1 Limitation of Transactions

                  So long as any Capital Securities remain outstanding, if at any time (i) there shall have occurred any event of which the Guarantor has actual knowledge that (x) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (y) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) the Guarantor shall be in default with respect to its payment of any obligations under this Capital Securities Guarantee and the Debentures held by the Property Trustee, or
(iii) the Guarantor shall have given notice of its election of the exercise of its right to defer payment of interest pursuant to Section 16.01 of the Indenture and any such extension shall be continuing, then the Guarantor shall not

                  (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of the Guarantor's capital stock (which includes common and preferred stock);

                  (2) make any payment of principal, premium, if any, or interest on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures; or

                  (3) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a direct result of, and only to the extent necessary to avoid the issuance of fractional shares of the Guarantor's capital stock following, a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans.

SECTION 6.2 Ranking

                  This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (other than obligations in respect of Other Guarantees), (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Guarantor, and (B) with the Original Capital Securities Guarantee, any Other Guarantee and the Common Securities Guarantee, and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION


SECTION 7.1 Termination

                  This Capital Securities Guarantee shall terminate (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Capital Securities, or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders of all of the Capital Securities. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.


                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.1 Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2 Indemnification

                  (a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.

                  (b) Each Indemnified Person shall give prompt notice to the Guarantor of any action threatened or commenced against it in respect of which any indemnity is sought hereunder, enclosing a copy of all papers served on, and notices and demands delivered to, such Indemnified Person, if any, but failure so to notify the Guarantor shall not relieve the Guarantor from any liability which it may have under this Section 8.2, except to the extent that it is materially prejudiced by such failure. The Guarantor shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnified Person who shall not, except with the consent of the Indemnified Person, be counsel to the Guarantor. Upon assumption by the Guarantor of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel, but the Guarantor shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Guarantor has agreed to pay such fees and expenses, (ii) the Guarantor shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, or (iii) the Indemnified Person shall have been advised by counsel (who shall not be employed by such Indemnified Person and who shall be reasonably satisfactory to the Guarantor) that such representation would constitute an actual or potential conflict of interests for counsel selected by the Guarantor. The Guarantor shall not consent to the terms of any compromise or settlement of any action defended by the Guarantor in accordance with the foregoing without the prior consent of the Indemnified Person, and the Indemnified Person shall not consent to the terms of any compromise or settlement of any action being defended by the Guarantor in accordance with the foregoing without the prior consent of the Guarantor. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the Guarantor to reimburse the Indemnified Person for fees and expenses of counsel as contemplated above, the Guarantor agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by the Guarantor of the aforesaid request and (ii) the Guarantor shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1 Successors and Assigns

                  All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.

SECTION 9.2 Amendments

                  Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Capital Securities apply to the giving of such approval.

SECTION 9.3 Notices

                  All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, in care of the Administrative Trustees at the Issuer's mailing address set forth below (or such other address as to which the Issuer may give notice to the Holders of the Capital Securities):

                           Orion Capital Trust I
                           600 Fifth Avenue
                           24th Floor
                           New York, New York  10020
                           Attention:  Michael P. Maloney
                                       Administrative Trustee
                           Telecopy:   (212) 247-4824

                           with a copy to

                           Donovan Leisure Newton & Irvine
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attn:  John J. McCann, Esq.
                           Fax:   (212) 632-3315

                  (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as to which the Capital Securities Guarantee Trustee may give notice to the Holders of the Capital Securities);

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Attention:  Corporate Trust Administration
                           Telecopy:   (212) 815-5915

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as to which the Guarantor may give notice to the Holders of the Capital Securities):

                           Orion Capital Corporation
                           600 Fifth Avenue
                           24th Floor
                           New York, New York  10020
                           Attention:  Michael P. Maloney, Esq.
                                       Senior Vice President, General
                                         Counsel and Secretary
                           Telecopy:   (212) 247-4824

                  (d) If given to any Holder of Capital Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery, such notice or other document shall be deemed to have been delivered on the date of such refusal.

SECTION 9.4 Benefit

                  This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.6 Governing Law

                  THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.


                                    ORION CAPITAL CORPORATION,
                                      as Guarantor


                                    By:  ____________________________________
                                         Michael P. Maloney, Esq.
                                         Senior Vice President, General
                                           Counsel and Secretary


                                    THE BANK OF NEW YORK, as
                                      Capital Securities Guarantee
                                        Trustee




                                    By:  ____________________________________
                                         Walter Gitlin
                                         Vice President